UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2020

Zuora, Inc.
(Exact name of registrant as specified in its charter)

	Delaware	001-38451	20-5530976
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	101 Redwood Shores Parkway, Redwood City, California		94065
	(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
	Class A common stock, $0.0001 par value per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2020, the Board of Directors of Zuora, Inc. (“Zuora”) appointed Todd McElhatton to serve as Zuora’s Chief Financial Officer (including as “principal financial officer” of Zuora and “principal accounting officer” as defined under the rules of the Securities and Exchange Commission (the “SEC”)), effective on June 22, 2020.

Mr. McElhatton, 53, previously served as Senior Vice President and Chief Financial Officer, Cloud Business Group, at SAP, a multinational enterprise software company, from June 2018 to June 2020, and as Senior Vice President and Chief Financial Officer of SAP North America from February 2017 to June 2018. Prior to that, he served as Vice President and Chief Financial Officer, Hybrid Cloud Business, at VMware, a virtualization and cloud infrastructure solutions company, from August 2014 to February 2017. Previously, he held senior finance positions at Oracle Corporation and Hewlett Packard. Mr. McElhatton holds a B.A. in Business Administration from Southern Methodist University and an M.B.A. from the University of Tennessee.

Pursuant to the terms of his offer letter, Mr. McElhatton’s starting base salary will be $400,000 per year, and he will be eligible for an annual cash bonus target equal to 75% of his base salary under Zuora’s Cash Incentive Plan based on Zuora’s achievement of financial performance as well as achievement of specified operational goals. In connection with his appointment, Mr. McElhatton will also receive a sign-on bonus of $50,000 that is subject to full repayment if he voluntarily leaves Zuora within twelve months of employment. Pursuant to his offer letter, Mr. McElhatton will receive (i) a new hire restricted stock unit (“RSU”) grant for 150,000 shares of Zuora’s Class A common stock, vesting over four years, with 25% of the RSU vesting on June 30, 2021, and 1/16 of the shares vesting quarterly thereafter (the “RSU Grant”), and (ii) a stock option grant to purchase up to 150,000 shares of Zuora’s Class A common stock, vesting over four years, with 25% of the shares vesting on the first anniversary of his start date, and 1/48 of the shares vesting monthly thereafter (the “Option Grant”), provided that he continues to provide services to Zuora on each RSU and stock option vesting date. The RSU Grant and the Option Grant will be subject to the terms and conditions of Zuora’s 2018 Equity Incentive Plan. The foregoing description of Mr. McElhatton’s offer letter does not purport to be complete and is qualified in its entirety by the text of the offer letter, a copy of which will be filed as an exhibit to Zuora’s Form 10-Q for the quarter ending July 31, 2020.

Mr. McElhatton will enter into Zuora's standard change in control and severance agreement in the form filed as Exhibit 10.1 to Zuora’s Form 10-Q filed with the SEC on December 16, 2019, and Zuora’s standard indemnification agreement in the form filed as Exhibit 10.1 to Zuora's Registration Statement on Form S-1 filed with the SEC on March 16, 2018, and both of which incorporated by reference herein.

There are no arrangements or understandings between Mr. McElhatton and any other persons pursuant to which he was appointed as Chief Financial Officer, no family relationships between Mr. McElhatton and any Zuora director or executive officer, and Mr. McElhatton is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective as of June 22, 2020, Paolo Battaglini, who is currently serving as interim Chief Financial Officer, principal financial officer and principal accounting officer of Zuora, will remain in the position of Vice President, Chief Accounting Officer of Zuora.

A copy of the press release announcing Mr. McElhatton’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 27, 2020, issued by Zuora, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)
Dated: May 27, 2020	By:	/s/ Jennifer Pileggi
Jennifer Pileggi
Senior Vice President, General Counsel and Corporate Secretary